CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (1933 Act File Number 33-67490 and 1940 Act File Number 811-7972) of Lincoln Advisor Funds, Inc. (the "Funds") of our report dated December 12, 1995 on our audit of the financial statements and supplementary data of the Funds for the period ended October 31, 1995, which is also included in this Registration Statement.

We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.



                                                 /s/Coopers & Lybrand L.L.P.

                                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 26, 1995